Exhibit No. 1
Western Media Group
Form 10-KSB, 2000
File No. 2-71164

                  MINNESOTA SECRETARY OF STATE

             AMENDMENT OF ARTICLES OF INCORPORATION


CORPORATE NAME:

     Western Media Group Corporation

This amendment is effective on the day it is filed with the Secretary State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

The   following  amendment  of  articles  regulating  the   above
corporation was adopted: (Total number of pages including this form __)


                           ARTICLE VI

Authorized shares are 100,000,000 shares with a $.001 par value.


This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.


Dated:  October 10, 2000                By: /s/ Patrick Riggs,
                                          Chief Executive Officer
                                E-1
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